            Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

FuelCell Energy Appoints Two New Directors

Expanded Board of Directors expected to augment experience in operations, regulatory affairs and strategic planning

DANBURY, Conn. - Sept. 25, 2007 - FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of ultra-clean power plants using renewable fuels for commercial, industrial, utility and government customers, today announced the appointment of two new directors to its Board of Directors. Glenn H. Epstein, 49, previously Chairman and CEO of Intermagnetics General Corporation, and Richard A. Bromley, 72, recently retired as Vice President - Law and Government Affairs at AT&T.

“We welcome our newest directors and are looking forward to their counsel,” said R. Daniel Brdar. “Both of these gentlemen bring a wealth of experience with them. Glenn Epstein has a depth of experience in operations, strategy and management. Richard Bromley will be a great help with our legislative and regulatory efforts -- all of which are critical as we continue the company's growth.”

Mr. Epstein began his career as an engineer at General Electric before moving to the U.K. to take on progressive management roles with Oxford Instruments plc. He was recruited to Intermagnetics in 1997 as President and COO, took over as CEO in 1999 and was elected Chairman in 2002. Mr. Epstein led Intermagnetics through multiple years of high growth and expansion until negotiating the sale of Intermagnetics to Royal Philips for $1.3 billion last year. He recently left Philips after leading a successful integration of both companies MR imaging businesses.

Richard Bromley began his career at the law firm of Riddell, Riddell & Williams in Seattle, Washington, before joining AT&T in 1965.  During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T's New York headquarters.  As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T's legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court.

About FuelCell Energy Inc.
FuelCell Energy is the world leader in the development and production of stationary fuel cells for commercial, industrial, municipal and utility customers. FuelCell Energy’s ultra-clean and high efficiency DFC® fuel cells are generating power at over 50 locations worldwide. The company’s power plants have generated more than 180 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing as well as natural gas and other hydrocarbon fuels. FuelCell Energy has partnerships with major power plant developers, trading companies and power companies around the world. The company also receives substantial funding from the US Department of Energy and other government agencies for the development of leading edge technologies such as hybrid fuel cell/turbine generators and solid oxide fuel cells. For more information please visit our website at www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company’s products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact Information:	Lisa Lettieri	203-830-7494
	FuelCell Energy, Inc.	ir@fce.com